                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                                 TENNANT COMPANY
             (Exact name of Registrant as specified in its charter)

              Minnesota                                           41-0572550
    (State or other jurisdiction                               (I.R.S. Employer
  of incorporation or organization)                          Identification No.)

       701 North Lilac Drive
           P.O. Box 1452
       Minneapolis, Minnesota                                        55440
(Address of Principal Executive Offices)                          (Zip Code)

                            1995 STOCK INCENTIVE PLAN
                             (Full title of the plan)

              Roger L. Hale, President and Chief Executive Officer
                                 Tennant Company
                              701 North Lilac Drive
                                  P.O. Box 1452
                          Minneapolis, Minnesota  55440
                     (Name and address of agent for service)

                                 (612) 540-1200
          (Telephone number, including area code, of agent for service)

                                                   CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                              Amount             Proposed maximum          Proposed maximum           Amount of
          Title of securities                  to be              offering price          aggregate offering        registration
            to be registered                registered            per share (1)                price (1)                 fee
- ------------------------------------------------------------------------------------------------------------------------------------
             Common Stock,
 $0.375 par value (including preferred        250,000                $25.875                  $6,468,750               $2,230
         share purchase rights)               Shares
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant's Common Stock as reported on the National Association of Securities Dealers Automated Quotation System on August 16, 1995.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, previously filed (File No. 0-4804) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

          (1) The latest Annual Report on Form 10-K of Tennant Company (the "Company") filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above;

          (3) The description of the Company's Common Stock contained in a registration statement filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

          (4)  The Company's Registration Statement on Form 8-A filed on
               April 27, 1987 for the registration of Preferred Share Purchase Rights (including the Rights Agreement filed as an Exhibit thereto), and all amendments filed with respect thereto.

          All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

          Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article VI of the Company's Restated By-Laws provides that the Company shall indemnify its directors and officers to the full extent required by Minnesota Statutes, Section 302A.521, or by other provisions of law.
Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an


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employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions, (2) acted in good faith, (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director, (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and
(5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

          Article VIII of the Company's Restated Articles of Incorporation provides that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for dividends, stock repurchases and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of the provision limiting such liability in the Company's Restated Articles. This Article does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. This Article also does not limit liability of the directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

          The Company also maintains a director and officer insurance policy which insures the Company and its directors and officers against damages, judgments, settlements and costs incurred by reason of certain acts of such persons in their capacities as directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

     Exhibit                            Description
     -------                            -----------

     4.1       Restated Articles of Incorporation of the Company, as amended
               (1).

     4.2       Restated By-Laws of the Company (1).

     4.3 Rights Agreement, dated as of December 9, 1986, between Tennant Company and First Trust Company, Inc. (incorporated herein by reference, filed as Exhibit 1 to the Company's Current Report on Form 8-K dated December 22, 1986, File No. 0-4804), as

- ---------------------------
(1) Incorporated herein by reference to the same-numbered Exhibit to the Company's Registration Statement on Form S-8, File No. 33-59054.

                                      II-2

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               amended by an Amendment to Rights Agreement dated as of
               August 14, 1990 between Tennant Company and Norwest Bank Minnesota, National Association, as successor Rights Agent (incorporated herein by reference, filed as Exhibit 1 to the Company's Form 8 dated August 21, 1990, File No. 0-4804).

     4.4       Tennant Company 1995 Stock Incentive Plan.

     5 Opinion of Janet M. Dolan, Senior Vice President and General Counsel of the Company.

     23.1      Consent of KPMG Peat Marwick LLP.

     23.2 Consent of Janet M. Dolan, Senior Vice President and General Counsel of the Company (included in Exhibit 5).

     24 Powers of Attorney authorizing Roger L. Hale, Janet M. Dolan and Bruce J. Borgerding, and each or any of them, to sign and file this Registration Statement and any amendments and exhibits thereto on behalf of the directors of the Company.

ITEM 9.   UNDERTAKINGS

     A.   The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-4
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 10th day of August, 1995.

                                        TENNANT COMPANY


                                        By /s/ Roger L. Hale
                                          ------------------------------------
                                         Roger L. Hale, President and
                                           Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                        Title                           Date
     ---------                        -----                           ----

/s/ Roger L. Hale        President and Chief Executive Officer   August 10, 1995
- ---------------------    and a Director (Principal Executive
Roger L. Hale            Officer)

/s/ Richard A. Snyder    Vice President, Treasurer and Chief     August 10, 1995
- ---------------------    Financial Officer (Principal
Richard A. Snyder        Financial Officer)

/s/ Mahedi A. Jiwani     Corporate Controller                    August 10, 1995
- ---------------------    (Principal Accounting Officer)
Mahedi A. Jiwani



Arthur D. Collins, Jr.   Director            )
                                             )
David C. Cox             Director            )
                                             )
Andrew P. Czajkowski     Director            )    By /s/ Bruce J. Borgerding
                                                     ---------------------------
                                             )        Attorney-in-Fact
Vernon H. Heath          Director            )
                                             )
William A. Hodder        Director            )              August 10, 1995
                                             )
Delbert W. Johnson       Director            )
                                             )
William I. Miller        Director            )
                                             )
Arthur R. Schulze, Jr.   Director            )
                                             )




                                      II-5

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                                INDEX TO EXHIBITS


Exhibits                                                                   Page
- --------                                                                   ----

4.1 Restated Articles of Incorporation of the Company, as amended (1).

4.2  Restated By-Laws of the Company (1).

4.3 Rights Agreement, dated as of December 9, 1986, between Tennant Company and First Trust Company,
     Inc. (incorporated herein by reference, filed as Exhibit 1 to the Company's Current Report on Form
     8-K dated December 22, 1986, File No. 0-4804), as amended by an Amendment to Rights Agreement dated as of August 14, 1990 between Tennant Company and
     Norwest Bank Minnesota, National Association, as successor Rights Agent (incorporated herein by reference, filed as Exhibit 1 to the Company's
     Form 8 dated August 21, 1990, File No. 0-4804).

4.4  Tennant Company 1995 Stock Incentive Plan. . . . . .Electronic Transmission

5    Opinion of Janet M. Dolan, Senior Vice President
     and General Counsel of the Company. . . . . . . . . Electronic Transmission

23.1 Consent of KPMG Peat Marwick LLP  . . . . . . . . . Electronic Transmission

23.2 Consent of Janet M. Dolan (included in Exhibit 5).

24   Powers of Attorney. . . . . . . . . . . . . . . . . Electronic Transmission


- -----------------------
(1) Incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form S-8, File No. 33-59054.